Exhibit 10.12

AMENDMENT NO.3 TO OFFICE SPACE SUBLEASE AGREEMENT

This Amendment No. 3 to the Office Space Sublease Agreement dated effective September 25, 2015 (this “Amendment”) is made by and between Gemphire Therapeutics Inc. (“GEMPHIRE”) and Michigan Life Ventures, LLC (“MLV”).  This Amendment amends the Office Space Sublease Agreement with an effective date of January 1, 2015, by and between GEMPHIRE and MLV (the “Agreement”).  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

The parties want to amend the Agreement to extend the term of the Agreement through October 31, 2015.

The parties hereby amend the Agreement as follows:

1.                                      Section 2 of the Agreement is amended by deleting the date “September 30, 2015” and replacing it with “October 31, 2015”.

2.                                      Section 4.a. of the Agreement is amended by increasing the rent amount to be paid from $2,250.00 to $2,500.00 because of the increase in rent for the space.

Except as amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 by their duly authorized representatives effective the date set forth above.

Gemphire Therapeutics Inc.		Michigan Life Ventures, LLC

By:	/s/ Mina Sooch	By:	/s/ Charles L. Bisgaier

Name:	Mina Sooch	Name:	Charles L. Bisgair

Title:	CEO	Title:	Chief Executive Manager

	Duly Authorized		Duly Authorized

Date:	9/25/2015	Date:	Sept 25, 2015